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                                                                  Exhibit 99.(f)
MAVRICC
               MANAGEMENT
               SYSTEMS, INC.
               1845 Maxwell, Suite 101 / Troy, Michigan 48084-4510
               (810) 614-4500





June 27, 1996



Mark Blocher
Hall Financial
Suite 200
750 North St. Paul
Dallas, TX  75201


Dear Mark:

This is to confirm our discussion in regards to pricing for the upcoming proxy for Hall Institutional Mortgage Fund. The original quote you received on November 1, 1995 remains current (I am attaching a copy of the quote). Under normal circumstances, the Set-up Fee and estimated postage to be used is invoiced prior to the mailing and the balance is billed once the proxy/tender has been completed.

If you have any questions, please call me at (810) 614-9321.

Sincerely,


/s/Pam Saumier
Pamela Saumier
Client Administrator

Enclosure(s)


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                PRICE BREAKDOWN AND MAILING FOR HALL PROXY/TENDER


SET UP FOR TENDER AND PROXY                               flat fee     $1,000.00

9X12 ENVELOPES per 1,000                                               $44.50

PRINTING per 1,000 impressions                                         $45.00

COST OF LABELS  .04 PER                                                $35.44

HAND LABELING                                                          $175.00

MACHINE LABELING                                                       $75.00


POSTING/SEALING              TOP FLAP ON 9X12                          $100.00
                             SIDE FLAP ON 9X12                         $150.00

9X12 MANUAL STUFFING                           2 INSERTS - 1 STAPLED   $350.00
ADDITIONAL INSERTS                                                    .05 each

POSTAGE @ .55 X 886 APPROX.                                            $487.30

BRE POSTAGE                                                  each     .42

800-TELEPHONE LINE COST:                                               $10.00 per month
   PLUS $.28 PER MINUTE WITH A $500.00 SET-UP FEE

OUT-GOING TELEPHONE CALLS TO HALL PARTNERS                             $3.50 each

PHONE NUMBER LOOK-UP APPROX.                                           $50.00


TRANSFER IN/OUT, ISSUE CHECKS,
CREATE NEW RECORDS, FINAL K1'S,                              each      $2.50 plus postage
1099R'S
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PLEASE NOTE:  YOU MAY NOT NEED TO UTILIZE ALL THE OPTIONS ABOVE.  WE HAVE
PROVIDED VARIOUS MAILING INFORMATION.             INVESTOR COUNT:            633
                                                  BROKER BASE:               223







MAVRICC
      MANAGEMENT
      SYSTEMS, INC.